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                                                                   EXHIBIT 10.15

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


      THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the
"Agreement"), is made and entered into as of April 11, 1997, by and among SCM Microsystems, Inc., a Delaware corporation (the "Company"), certain existing holders of the Company's Common Stock and Preferred Stock (the "Existing Stockholders"), and the existing holders (the "Note Holders") of convertible notes of the Company which are convertible into shares of the Company's Series C or Series D Preferred Stock (the "Convertible Notes"), and the undersigned purchasers of Series F Preferred Stock of the Company (the "Purchasers" and together with the Existing Stockholders, the "Stockholders"), all as set forth on Schedule A attached hereto.

                                    RECITALS:

      A. The Company, the Existing Stockholders and the Note Holders are parties to that certain Amended and Restated Stockholders' Agreement dated February 28, 1997 (the "Prior Agreement"), providing those Existing Stockholders and Note Holders with registration rights and certain other rights.

      B. Concurrently herewith, the Purchasers and the Company are entering into a Series F Preferred Stock Purchase Agreement pursuant to which the Purchasers are purchasing from the Company shares of the Company's Series F Preferred Stock.

      C. Pursuant to Section 6.1 of the Prior Agreement, the Company and the beneficial owners of a majority of the securities registrable pursuant to the Prior Agreement wish to amend and restated the Prior Agreement so as to provide the Purchasers with registration and certain other rights as set forth below.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

      1.    Registration Rights.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) The term "Debtholder Shares" shall mean any Common Stock issued or issuable, or Common Stock issuable upon conversion of Preferred Stock issued or issuable, to any bank, savings and loan association or other institution or entity, including without limitation the Note Holders, which provides debt financing to the Company upon conversion of debt outstanding as of the date hereof, including without limitation the Convertible Notes, provided that on or prior to the date on which the debt is converted such entity agrees to be bound by the provisions hereof, which agreement shall be evidenced by such entity's execution hereof (and upon execution hereof, such entity shall be deemed to be included within the definition of "Stockholder" for all purposes hereunder).


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                  (b) The terms "Holder" and "Holders" mean any person or
persons holding or having the right to acquire Registrable Securities and transferees qualifying under paragraph 1.12 hereof.

                  (c) The term "Initiating Holders" shall mean the persons and entities listed on Schedule B hereto (but shall exclude any such persons or entities who no longer hold Registrable Securities).

                  (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                  (e) The term "Registrable Securities" means all of the following to the extent the same have not been resold to the public: (i) shares of Common Stock of the Company held by, or issuable upon conversion of the Preferred Stock of the Company held by the Existing Stockholders, the Note Holders and the Purchasers as of the date of this Agreement, (ii) the Debtholder Shares, (iii) the Warrantholder Shares and (iv) all shares of Common Stock and other securities issued or issuable in respect of the Common Stock referred to in clauses (i), (ii) and (iii) by reason of a stock split, stock dividend, stock combination, recapitalization or the like.

                  (f) The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, accounting fees, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, and the fees and disbursements of one special counsel retained by the Holders.

                  (g) The term "SEC" means the Securities and Exchange
Commission.

                  (h) The term "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities.

                  (i) The term "Shares" shall mean the shares of Common Stock and Preferred Stock of the Company, and in any provision where the context requires a vote or counting of Shares, the shares of Preferred Stock shall be counted based upon the number of shares of Common Stock into which such shares of Preferred Stock are then convertible.

                  (j) The term "Warrantholder Shares" shall mean any Common Stock issued or issuable, or Common Stock issuable upon conversion of Preferred Stock issued or issuable, to any entity with which the Company enters into a technology development, licensing or other agreement or to any bank, savings and loan association, equipment lessor or other institution or entity which provides debt financing to the Company, which entity now holds or is hereafter issued warrants to purchase shares of the Company's equity securities provided that (i) on or prior to the date on which a warrant is issued to such entity the Board of Directors grants such entity rights hereunder and (ii) such entity agrees to be bound by the provisions hereof, which agreement shall be evidenced


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by such entity's execution hereof (and upon execution hereof, such entity shall be deemed to be included within the definition of "Stockholder" for all purposes hereunder).

            1.2   Requested Registration.

                  (a) Demand for Registration. In the event that the Company receives from Initiating Holders holding a majority of the Registrable Securities then held by the Initiating Holders a written request that the Company effect a registration, qualification or compliance with respect to all or a part of the Registrable Securities (other than a registration on Form S-3 or any successor form regardless of its designation) having an aggregate proposed offering price to the public of at least $5,000,000 the Company will:

                        (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                        (ii) as soon as practicable, use its diligent best efforts to effect all such registrations, qualifications, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after written notice from the Company is given under subparagraph 1.2(a)(i) above; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this paragraph 1.2:

                              (A) prior to the earlier of (i) June 30, 1997 or
(ii) six (6) months after the effective date of a registration statement pertaining to the Company's initial registered offering;

                              (B) in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                              (C)   after the Company has effected two (2) such
registrations pursuant to this paragraph 1.2, which have been declared or ordered effective and the securities offered pursuant to such registration have been sold;

                              (D) within six (6) months following the effective
date of a prior registered offering of the Company's securities pursuant to this paragraph 1.2 or paragraph 1.3 below; or

                              (E) more than five (5) years after the effective
date of a registration statement pertaining to the Company's initial registered offering.

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      Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement as soon as practicable after receipt of the request or requests of the Initiating Holders but in any event within sixty (60) days of receipt of such request; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days (the "Postponement Period") after receipt of the request of the Initiating Holders (and not more than once in any twelve month period). During such Postponement Period the Company may not effect any registration (other than a registration on Form S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, SB-2, S-2 or S-3, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) for its own account or for the account of holders of other registration rights, unless such registration had been filed prior to receipt of the request or requests of the Initiating Holders. If the Company shall postpone the filing of a registration statement pursuant to this paragraph, Holders of Registrable Securities may withdraw their request for registration by giving notice to the Company within thirty (30) days after receipt of the President's certificate postponing registration. In the event of such withdrawal, such request will not be counted for purposes of the requests for registration to which Holders are entitled pursuant to paragraph 1.2(a)(ii)(C).

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this paragraph 1.2 and the Company shall include such information in the written notice referred to in subparagraph 1.2(a)(i). The underwriter shall be selected by the holders of a majority of the Registrable Securities proposed to be sold in the offering, which underwriter shall be reasonably acceptable to the Company. In such event, if so requested in writing by the Company, the Holders shall negotiate with the underwriter so selected with regard to the underwriting of such requested registration. The right of any Holder to registration pursuant to paragraph 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as above provided. Notwithstanding any other provision of this paragraph 1.2, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held (or entitled to be held upon conversion) by such Holders at the time of filing the registration statement; provided, however, that no Registrable Securities held by any Initiating Holders shall be so excluded until all Registrable Securities held by other Holders shall have been excluded. No Registrable Securities excluded from


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the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

      If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this paragraph 1.2.

            1.3   Company Registration.

                  (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than (i) a registration on Form S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, SB-2, S-2 or S-3, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or (ii) a registration statement pursuant to paragraph 1.2 hereof, the Company will:

                        (i) promptly give to each Holder written notice thereof; and

                        (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subparagraph 1.3(b) below.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subparagraph 1.3(a)(i). In such event the right of any Holder to registration pursuant to paragraph 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (i) if the registration is the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the amount of securities (including Registrable Securities) to be included in the registration and underwriting by the Company's stockholders, or may exclude such securities entirely from such


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registration and underwriting, provided, that securities (other than Registrable
Securities) of any of the Company's stockholders may not be included in the registration and underwriting to the exclusion of Registrable Securities, or
(ii) if such registration is other than the first registered offering of the Company's securities to the general public, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's stockholders; provided, however, the number of Registrable Securities to be included in such registration and underwriting shall not be reduced to less than twenty-five percent (25%) of the aggregate number of shares included in the registration and underwriting without the prior written consent of Holders of a majority of the Registerable Securities; and provided, further, that no Registrable Securities held by any Initiating Holder shall be so excluded unless all Registrable Securities held by other Holders shall have been excluded first. In the event of any such limitation or exclusion of Registrable Securities, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among Holders requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities (or securities convertible into Registrable
Securities) held by each of such Holders as of the date of the notice pursuant to subparagraph 1.3(a)(i) above. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            1.4 Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of not less than twenty percent (20%) of the Registrable Securities or Intel Corporation, if they are still a stockholder in the Company, shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holders), subject only to the following:

                  (a) The Company shall not be required to effect a registration pursuant to this subparagraph 1.4 within six (6) months of any registration referred to in this subparagraph 1.4 or in subparagraphs 1.2 and 1.3 above.

                  (b) The Company shall not be required to effect a registration pursuant to this subparagraph 1.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before any Selling Expenses) of at least $500,000.

      The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this paragraph 1.4 and shall provide a reasonable opportunity (no fewer than twenty
(20) days from the delivery of the notice) for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subparagraph 1.3(b) shall apply to all participants in such offering. The underwriter shall be selected in the same manner as is set forth in subparagraph 1.2(b). Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.



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            1.5 Lockup Agreement. In consideration for the Company's agreeing to its obligations under this Section 1, each Holder agrees that, effective upon the request of the underwriters managing the Company's initial public offering, such Holder shall be obligated, so long as all executive officers and directors of the Company are bound by a comparable obligation, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such public offering as the underwriters may specify.

            1.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to paragraphs 1.2, 1.3 and 1.4 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to paragraph 1.2 or 1.4 if the registration request is subsequently withdrawn, unless the Holders agree to forfeit their right to a demand registration pursuant to paragraph 1.2 or 1.4 as the case may be; and provided, further, that the Holders may withdraw a request for registration upon the occurrence of any event having a material adverse effect upon the Company over which the Holders had no control or no knowledge thereof at the time of the request or in response to receipt of the President's certificate postponing registration pursuant to paragraph 1.2(a)(ii), in which event the Holders shall not be required to pay any of the expenses and shall retain the right to require the Company to register Registrable Securities pursuant to paragraph 1.2 or 1.4, respectively.

            1.7 Registration Procedures. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.



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                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or on a national securities exchange.

                  (g) Afford to each Holder and its representatives an opportunity to make such examination and inquiry into the financial position, business and affairs of the Company and any of its subsidiaries as the Holder or its counsel may reasonably deem necessary to satisfy such Holder and its counsel as to the accuracy and completeness of the registration statement.

                  (h) Otherwise use best efforts to comply with all applicable rules and regulations of the Commission and, as soon as practicable after the effective date of any such Registration Statement, and, in any event, within 16 months thereafter, make generally available to Holders an earnings statement complying with the provisions of Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of such Registration Statement;

                  (i) Use best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use best efforts to (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) failing that, secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or (z) failing that to secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the NASD;

                  (j) Deliver promptly to counsel to the Holders and each underwriter if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors;

                  (k) Use best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                  (l) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

                  (m) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses) in their marketing of Registrable Securities.



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            1.8   Indemnification.

                  (a) The Company will indemnify each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, within the meaning of Section 15 of the Securities Act, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter (as defined in the Act), if any, and each person who controls any underwriter, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), including any of the foregoing incurred in settlement of any litigation or proceeding, commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, within the meaning of Section 15 of the Securities Act, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder or underwriter specifically for use therein; and provided, further, that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

                  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter as defined in the Securities Act, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), including any of the foregoing incurred in settlement of any litigation or proceedings, commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its officers and directors and each person who controls the Company within the meaning of the Securities Act, such


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Holders, their directors, officers, partners and persons controlling such
Holders or such underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; and provided, further, that the agreement of the Holder to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). Notwithstanding the foregoing, the total amount for which any Holder shall be liable under this subparagraph 1.8(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                  (c) Each party entitled to indemnification under this paragraph 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            1.9 Contribution. If the indemnification provided for in paragraph
1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            1.10 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

            1.11 Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144.

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

                  (d) After its initial public offering, to take whatever actions are necessary in order for it to qualify to use Form S-2 or S-3, or any form subsequently adopted by the SEC to take the place of Form S-2 or S-3 which does not require substantially more disclosure than the form which it replaces.

            1.12 Transfer of Registration Rights. A Holder's rights to cause the Company to register its securities and keep information available, granted to it by the Company under paragraphs 1.2, 1.3, 1.4 and 1.10 may be assigned to a transferee or assignee who the Company does not consider to be an existing or potential competitor and (i) receives the lesser of 100,000 shares or all of the Registrable Securities originally acquired by any transferring or assigning Holder, or (ii) is a partner, retired partner or spouse of such partner of a Holder or to any wholly-owned subsidiary or parent of, or to any corporation or entity which is (within the meaning of the Securities Act) controlling, controlled by or under common control with such Holder. Any transfer or assignment permitted by the foregoing sentence shall be effective as long as the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

            1.13 Termination of Registration Rights. The registration rights contained in paragraph 1.2 hereof shall terminate on the later of (i) December 31, 2003 or (ii) five (5) years after the effective date of the Company's initial registered public offering; provided, however, that no Holder shall have any such registration rights at such date, commencing immediately after the Company's initial registered public offering, as all remaining Registrable Securities held or entitled to be held by such Holder may be sold under Rule 144 during any three (3) month period.

      2.    Rights of First Refusal; Right of Co-Sale.

            2.1 Right of First Refusal on Company Issuances. The Company hereby grants to each Stockholder and to each Note Holder, if any, (provided, in the case of each Stockholder holding Series A or B Preferred Stock, such Stockholder is then a current holder of at least ten percent (10%) of the shares of such stock originally issued to such Stockholder in the Reorganization or, in the case of each Stockholder holding Series C, D, E or F Preferred Stock, such Stockholder is then a current holder of at least 10% of the shares of Series C, D, E or F Preferred Stock, as the case may be, originally purchased by such Stockholder or, in the case of each Note Holder, such Note Holder is then a current holder of at least 10% of the stock issuable upon conversion of the Convertible Notes originally issued to such Note Holder) (collectively, hereinafter, the "Rights Holders") the right of first refusal to purchase, pro rata, all or any part of New Securities (as defined in this Section 2.1) which the Company may, after the date hereof from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the number of Shares then held by each Rights Holder bears to the sum of the total number of Shares then outstanding.

                  (a) Equity Securities. "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any securities issuable pursuant to any agreement or commitment to issue any of the foregoing.

                  (b) New Securities. Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued or issuable to employees, officers, consultants or directors of the Company pursuant to sales or options granted at any time after the date of this Agreement (plus any of such shares which are repurchased at cost or as to which such options expire unexercised); (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its stockholders own not less than fifty-one (51%) percent of the voting power of the surviving or successor corporation; (iv) shares of Series C and Series D Preferred Stock issuable upon conversion of the Convertible Notes; (v) shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or Series F Preferred Stock; (vi) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been unanimously approved by the Board of Directors of the Company and issued in connection with an equipment lease, equipment financing or bank line financing; (vii) stock issued pursuant to any rights or agreements including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 2.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, or
(viii) stock issued in connection with any stock split, stock dividend, stock combinations, recapitalizations or the like by the Company.

                  (c) Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Rights Holder shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (d) Failure to Exercise Right. In the event a Rights Holder fails to exercise the right of first refusal within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Rights Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

            2.2   Right of First Refusal on Sales by Stockholders.

                  (a) The Right. If at any time any of the Holders other than Intel Corporation (a "Selling Holder") proposes to sell any of the Shares held by such Selling Holder (the "Offered Securities") to parties other than the Company in a transaction (the "Transaction") not registered under the Securities Act in reliance upon a claimed exemption thereunder, then any other Stockholder (a "Purchasing Holder" for purposes of this subsection 2.2) that notifies the Selling Holder in writing within thirty (30) days after receipt of the Transfer Notice referred to in Section 2.2(b), shall have the opportunity to purchase a pro rata portion of Offered Securities that the Selling Holder proposes to sell to such third party in the Transaction. For the purposes of this Section 2, the "pro rata portion" that the Purchasing Holder shall be entitled to purchase shall be an amount of Shares equal to a fraction of the total amount of Offered Securities proposed to be sold. The numerator of such fraction shall be the number of Shares owned by a Purchasing Holder and the denominator shall be the total number of Shares owned by all Purchasing Holders and the Selling Holder. Each Purchasing Holder shall be entitled to apportion Shares to be purchased among its partners and affiliates, provided that such Purchasing Holder notifies the Selling Holder of such allocation, and provided that such allocation does not threaten the Company's reliance on any exemption from the registration provisions of the Securities Act or the qualification provisions of applicable state securities laws.

                  (b) Transfer Notice. If at any time any of the Holders other than Intel Corporation proposes to sell Shares to one or more third parties pursuant to an understanding with such third parties in a transaction not registered under the Securities Act, in reliance upon a claimed exemption thereunder (the "Transfer"), then such Selling Holder shall give the Company and each other Holder written notice of his or its intention (the "Transfer Notice"), describing the Offered Securities, the identity of the prospective transferee and the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Holder has received a firm offer from the prospective transferee and in good faith believes a binding agreement for Transfer is obtainable on the terms set forth, and shall also include a copy of any written proposal or letter of intent or other agreement relating to the proposed Transfer. The Company, upon request of the Selling Holder, will provide a list of the addresses of the other Holders.

                  (c) Failure to Notify. If within thirty (30) days after the Selling Holder gives the aforesaid notice to the Holders, the Holders do not notify the Selling Holder that they desire to purchase any or all of their pro rata portions of the Offered Securities described in such notice for the price and on the terms and conditions set forth therein, then, after complying with
Section 2.3 below, the Selling Holder may sell such Offered Securities as to which the Holders do not elect to purchase. Any such sale shall be made only to persons identified in the Transfer Notice and at the same price and upon the same terms and conditions as those set forth in the Transfer Notice simultaneous with any Selling Holder's sale. In the event the Selling Holder has not sold the Offered Securities or entered into an agreement to sell the Offered Securities within sixty (90) days of the date of the Transfer Notice, the Selling Holder shall not thereafter sell any Offered Securities without first notifying the Holders in the manner provided above.

                  (d) Limitation on Right. Without regard and not subject to the other provisions of this Section 2.2, any Initiating Holder may sell or otherwise assign, with or without consideration, any Shares or any other securities issued in respect of such Shares, to any other Initiating Holder, and any Holder may sell or otherwise assign, with or without consideration, any Shares or any other securities issued in respect of such Shares to such Holder to any Related Person (as defined below) or any or all of his or her ancestors, descendants, spouse, or members of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of his or her ancestors, descendants, spouse, or members of his or her immediate family, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of the Holder under this Agreement with respect to the transferred securities.

            2.3   Right of Co-Sale.

                  (a) The Right. To the extent that the other Holders do not exercise or are not entitled to exercise the Right of First Refusal set forth under Section 2.2 above, then any other Holder (a "Participating Holder" for purposes of this subsection 2.3) that notifies the Selling Holder in writing within thirty (60) days after receipt of the Transfer Notice referred to in
Section 2.2(b), shall have the opportunity to sell a pro rata portion of Offered Securities that the Selling Holder proposes to sell to such third party in the Transaction. In such instance, the Selling Holder shall assign to the Participating Holder(s) such of his interest in the proposed agreement of sale as the

Participating Holder(s) shall be entitled to and shall request hereunder, and the Participating Holders shall assume such part of the obligations of the Selling Holder under such agreement as shall relate to the sale of the securities by the Participating Holder. Each Participating Holder shall be entitled to apportion the Shares to be sold among its partners and affiliates, provided that such Participating Holder notifies the Selling Holder of such allocation, and provided that such allocation does not threaten the Company's reliance on any exemption from the registration provisions of the Securities Act or the qualification provisions of applicable state securities laws.

                  (b) Failure to Notify. If within sixty (60) days after the Selling Holder gives the aforesaid notice to the Holders, the Holders do not notify the Selling Holder that they desire to sell any or all of their pro rata portions of the Offered Securities described in such notice for the price and on the terms and conditions set forth therein, then the Selling Holder may sell such Offered Securities as to which the Holders do not elect to purchase. Any such sale shall be made only to persons identified in the Transfer Notice and at the same price and upon the same terms and conditions as those set forth in the Transfer Notice simultaneous with any Selling Holder's sale. In the event the Selling Holder has not sold the Offered Securities or entered into an agreement to sell the Offered Securities within sixty (90) days of the date of the Transfer Notice, the Selling Holder shall not thereafter sell any Offered Securities without first notifying the Holders in the manner provided above.

                  (c) Limitation on Right. The co-sale right granted under this
Section 2.3 shall not be available to any Holder that is not an Initiating Holder if the Selling Holder is an Initiating Holder. Further, without regard and not subject to the other provisions of this Section 2.3, any Initiating Holder may sell or otherwise assign, with or without consideration, any Shares or any other securities issued in respect of such Shares to any other Initiating Holder, and any Holder may sell or otherwise assign, with or without consideration, any Shares or any other securities issued in respect of such Shares to such Holder to any Related Person (as defined below) or any or all of his or her ancestors, descendants, spouse, or members of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of his or her ancestors, descendants, spouse, or members of his or her immediate family, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of the Holder under this Agreement with respect to the transferred securities.

            2.4 Termination. The rights described in this Section 2 shall terminate on the effective date of the registration statement filed by the Company with the SEC in connection with the Company's initial registered public offering. The rights set forth in this Section 2 shall not apply to proposed transfers pursuant to any acquisition or reorganization of the Company requiring approval of the stockholders of the Company or inclusion of shares in a registered public offering by the Company.

      3.    Repurchase Right.

            3.1 The Company's Right. If any Holder listed on Schedule C (an "Employee Holder") ceases to be an employee of the Company or any parent or subsidiary of the Company on or before December 31, 1998 by reason of either (i) the Employee Holder's voluntary resignation from his or her employment with the Company or any parent or subsidiary of the Company or (ii) the termination of such Employee Holder's employment by the Company for cause, then the Company shall have the right to repurchase any or all shares of the Company's Common Stock held by such Employee Holder under the terms and subject to the conditions set forth in this Section 3.

            3.2 Exercise of Repurchase Right. The Company may exercise its repurchase right under this Section 3 by written notice to the Employee Holder within thirty (30) days after such termination of employment. If the Company fails to give notice within such thirty (30) day period, the repurchase right shall terminate unless the Company and the Employee Holder have extended the time for the exercise of the repurchase right.

            3.3 Payment for Shares and Return of Shares. Payment of the Repurchase Price (as defined below) shall be made in cash in five equal installments. The first payment hereunder shall be due and payable six months after the date specified in the written notice to the Employee Holder delivered to Section 3.2 above (the "Repurchase Date"). Each subsequent payment shall be due and payable six months after the date on which the previous payment became due and payable. Interest at the rate of 6% per annum, compounded annually, shall accrue on the unpaid portions of the Repurchase Price from the Repurchase Date. The shares being repurchased shall be delivered to the Company by the Employee Holder on the Repurchase Date.

            3.4 Assignment of Repurchase Right. The Company shall have the right to assign its rights under this Section 3 to any stockholder of the Company other than the Employee Holder whose shares are being repurchased.

            3.5 Repurchase Price. The Repurchase Price per each share to be repurchased shall be an amount determined by dividing the greater of (a) the net consolidated assets of the Corporation (as determined in accordance with generally accepted accounting principles) and (b) four times the average annual consolidated net income of the Company (as determined in accordance with generally accepted accounting principles) for the four most recent fiscal years immediately prior to the Repurchase Date by the number of shares of the Company's Preferred Stock (on an as converted basis) and Common Stock outstanding on the Repurchase Date.

            3.6 Effect of Repurchase. From and after the Repurchase Date, the shares of the Company's Common Stock to be repurchased shall be canceled and deemed to be part of the authorized but unissued Common Stock of the Company. The Employee Holder shall have no voting or other rights with respect to the shares of Common Stock so repurchased from and after the Repurchase Date except as set forth in this Section 3.

            3.7 Termination. This Section 3 shall terminate the effective date of the registration statement filed by the Company with the SEC in connection with the Company's initial registered public offering.

      4. Drag-Along Agreement. In the event that the board of directors of the Company submits a proposal for approval by the stockholders of the Company, which if approved by the required vote of stockholders under the Company's Certificate of Incorporation, as then amended and restated, and the applicable law would authorize the board of directors to effect a merger or consolidation of the Company with or into another entity or a sale of all or substantially all of the Company's assets, all parties to this Agreement agree that they will vote in favor of such transaction and will not exercise any rights which would otherwise accrue to dissenting stockholders upon the effectiveness of such transaction if the holders of 75% of the outstanding voting stock of the Company of each class or series entitled to vote on such transaction approve such transaction. This Section 4 shall terminate on the effective date of the registration statement filed by the Company with the SEC in connection with the Company's initial registered public offering.

      5.    Information Rights.

            5.1 Financial Information. As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, the Company will mail to Intel Corporation, as long as it remains a stockholder of the Company, and, as soon as practicable after receipt of a written request from any other Information Rights Holder (as defined below), to such Information Rights Holder consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year all in reasonable detail and audited by independent public accountants of national standing selected by the Company. As used in this Section 5, the term "Information Rights Holder" shall mean any Holder that holds at least the lesser of (a) 75% of the Shares held by it as of the date of this Agreement, as shown on Schedule A attached hereto, and
(b) 25,000 shares of Registrable Securities (as adjusted to reflect stock dividends, stock splits, stock combinations, recapitalizations or the like).

      As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, the Company will mail to Intel Corporation, as long as it remains a stockholder of the Company, and, as soon as practicable after receipt of a written request from any other Information Rights Holder, to such Information Rights Holder a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

      The Company also will provide to all members of its Board of Directors, to Intel Corporation and, upon prior written request, to any Information Rights Holder as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such month and for the current fiscal year to date, prepared in accordance with the Company's standard internal accounting practices.

      The Company also will provide to all members of its Board of Directors, to Intel Corporation and, upon prior written request, to any Information Rights Holder on or before November 15 or each year a budget, in reasonable detail, setting forth the Company's planned expenditures and operating plans for the following calendar year.

            5.2 Additional Information. The Company also will provide to each Information Rights Holder such other information and data, including access (during regular business hours upon at least two (2) days prior written notice) to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such holder may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers in good faith to be a trade secret or to contain confidential or classified information except that the Company shall provide such information to its directors as may be necessary to perform their duties as directors.

            5.3 Assignment of Rights to Financial Information. The rights granted pursuant to Sections 5.1 and 5.2 may not be assigned or otherwise conveyed by any Information Rights Holder or by any subsequent transferee of any such rights without the prior written consent of the Company (which consent shall not be unreasonably withheld); provided, however, that without such consent any Information Rights Holder may assign to any transferee, other than an actual or potential competitor of the Company, and after giving notice to the Company, the rights granted pursuant to Section 5.1 and 5.2 to (i) a transferee who is or upon transfer of shares becomes an Information Rights Holder, or (ii) any partner, stockholder, or person in control of, controlled by or under common control with an Information Rights Holder ("Related Person"); and further provided, however, that the rights of directors pursuant to the third paragraph of Section 5.1 shall not be assignable.

            5.4 Termination of Financial Information Rights. The covenants set forth in Sections 5.1, 5.2 and 5.3 shall terminate and be of no further force or effect with respect to all Information Rights Holders on the first to occur of
(i) the effective date of the Company's registration of any of its securities pursuant to Section 12(b) or 12(g) of the Exchange Act; (ii) the first date on which quotations for the Common Stock of the Company are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc. or by an equivalent quotations system; or (iii) the first date on which shares of the Common Stock of the Company are listed on a national securities exchange registered under Section 6 of the Exchange Act; provided, however, that notwithstanding the foregoing, Intel's rights under the first and second paragraphs of Section 5.1 with respect to annual and quarterly financial information of the Company and the right of Intel to transfer its rights under
Section 5.1 to a Related Person shall terminate on the first date on which Intel holds no shares of the Company's stock.

      6.    General.

            6.1 Waivers and Amendments. With the written consent of the holders of a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), amended or modified, and, with the same consent, the Company when authorized by resolution of its Board of Directors may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record Holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent otherwise provided in this paragraph 6.1.

            6.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

            6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            6.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

            6.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by either first class mail, postage prepaid, certified or registered mail, return receipt requested, or overnight courier service addressed (a) if to any Holder, at such Holder's address as such Holder shall have furnished to the Company in writing, and (b) if to the Company, at 131 Albright Way, Los Gatos, California 95030, or at such other address as the Company shall have furnished to the Holders in writing.

            6.6 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

            6.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            6.9 Prior Agreement; Waiver. This Agreement supersedes and replaces the Prior Agreement in its entirety, and such Prior Agreement shall be of no further force or effect upon execution of this Agreement by all parties hereto. In addition, the Stockholders hereby waive any and all rights they may have under the Prior Agreement to purchase a pro rata portion of the Series F Preferred Stock of the Company, and any failure by the Company to comply with the terms of Section 2.1 of said Prior Agreement with respect to the issuance of the Series F Preferred Stock.

      IN WITNESS WHEREOF, the parties hereby have executed this Stockholders' Agreement on the date first above written.

                                          COMPANY:

                                          SCM MICROSYSTEMS, INC.,
                                          a Delaware corporation


                                          By:
                                             -----------------------------------
                                                Steven Humphreys, President

                            SCM MICROSYSTEMS, INC.

                          COUNTERPART SIGNATURE PAGE
                                      TO
                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                                APRIL 11, 1997


                                      "HOLDER"


                                      ------------------------------------------
                                      Print Name of Holder


                                      By:
                                         ---------------------------------------
                                         Signature


                                      ------------------------------------------
                                      Print Name of Signatory


                                      ------------------------------------------
                                      Print Title


                                      Address:

                                  SCHEDULE A

                   Schedule of Stockholders and Note Holders

Zweite Beteiligungs-Kommanditgesellschaft      Telenor Venture AS
  der TVM Techno Venture Management            ITOCHU Corporation
  Gesellschaft mbH & Co. KG                    Intellicard Systems
Algomquin Trust S.A.                           The Special Index Fund
TVM Eurotech Limited Partnership               Jaochim Graf zu Ortenburn
Alpinvest International B.V.                   Per Knudsen
Banque SCS Alliance                            L.B. Finance S.A.
Banque SCS Alliance S.A.                       Merifin Capital N.V.
KBL Founders Ventures S.C.A.                   Murdoch & Company
Oscar Gruss                                    Lombard Odier
Vertex Investment (II) Ltd.                    Ken O. Pelton
Genevest Consulting Group S.A.                 Pictet et Cie
The Index Special Situations Fund              Societe Financiere Mirelis S.A.
Vision Capital Partners                        Societe de Banque Suisse (SBS)
Alvet Covo                                     Union de Banque Suisse (UBS)
Peter Andersson                                Candida von Braun
British Bank of Middle East                    Emmeram von Braun
Bulk Partners A.S.                             Leitpold von Braun
CERN Pension Fund                              Dieter Haas
Cook & Cie                                     Detlef Jenett
Claus Dieckell                                 Ronald Lautenschlager
Friedrich Dieckell                             Torsten Maykranz
Faisal Finance (Jersey), LTD                   Bernd Meier
Eric Favre                                     Sonja Meier
Fidulex Management Inc.                        Reiner Prummer
Fondation Galba                                Thomas Rachor
The Forum Finance S.A.                         Robert Schneider
The Gifford Fund                               Ursula Schneider
Jay M. Haft                                    Lembit Soobik
Hoegh Invest A/S                               Sigfried Vater
Intel Corporation                              Andreas Wolf
Hambrecht & Quist California, Inc.             Jean-Yves LeRoux
WS Investments 97A
Jeffrey Saper
Kenneth M. Siegel
Joshua M. Rafner
Daniel H. Case III
Nippon Investment & Finance Co. Ltd.
Investment Enterprise Partnership "NIF8"
Investment Enterprise Partnership "NIF9"
Investment Enterprise Partnership "NIF10A"
Investment Enterprise Partnership "NIF10B"

                                  SCHEDULE B

                              Initiating Holders

Zweite Beteiligungs-Kommanditgesellschaft    WS Investments 97A
  der TVM Techno Venture Management          Jeffrey Saper
  Gesellschaft mbH & Co. KG                  Kenneth M. Siegel
Algonquin Trust S.A.                         Joshua M. Rafner
TVM Eurotech Limited Partnership             Daniel H. Case III
Alpinvest International B.V.                 Nippon Investment & Finance Co. Ltd.
Banque SCS Alliance                          Investment Enterprise Partnership "NIF8"
Banque SCS Alliance S.A.                     Investment Enterprise Partnership "NIF9"
KBL Founders Ventures S.C.A.                 Investment Enterprise Partnership "NIF10A"
Oscar Gruss                                  Investment Enterprise Partnership "NIF10B"
Vertex Investment (II) Ltd.                  Telenor Venture AS
Genevest Consulting Group S.A.               ITOCHU Corporation
The Index Special Situations Fund            Intellicard Systems
Vision Capital Partners                      The Special Index Fund
Alvet Covo                                   Jaochim Graf zu Ortenburn
Peter Andersson                              Per Knudsen
British Bank of Middle East                  L.B. Finance S.A.
Bulk Partners A.S.                           Merifin Capital N.V.
CERN Pension Fund                            Murdoch & Company
Cook & Cie                                   Lombard Odier
Claus Dieckell                               Ken O. Pelton
Friedrich Dieckell                           Pictet et Cie
Faisal Finance (Jersey), LTD                 Societe Financiere Mirelis S.A.
Eric Favre                                   Societe de Banque Suisse (SBS)
Fidulex Management Inc.                      Union de Banque Suisse (UBS)
Fondation Galba                              Candida von Braun
The Forum Finance S.A.                       Emmeram von Braun
The Gifford Fund                             Leitpold von Braun
Jay M. Haft
Hoegh Invest A/S
Intel Corporation
Hambrecht & Quist California, Inc.

                                  SCHEDULE C

                               Employee Holders


Dieter Haas
Detlef Jenett
Ronald Lautenschlager
Torsten Maykranz
Bernd Meier
Sonja Meier
Reiner Prummer
Thomas Rachor
Robert Schneider
Ursula Schneider
Lembit Soobik
Sigfried Vater
Andreas Wolf
Jean-Yves LeRoux

================================================================================

                             SCM MICROSYSTEMS, INC.

                              --------------------

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                              --------------------
                                 APRIL 11, 1997
                              --------------------

================================================================================

                                TABLE OF CONTENTS

                                                                          PAGE

1.    Registration Rights....................................................1

      1.1   Definitions......................................................1
      1.2   Requested Registration...........................................2
      1.3   Company Registration.............................................4
      1.4   Form S-3.........................................................5
      1.5   Lockup Agreement.................................................6
      1.6   Expenses of Registration.........................................6
      1.7   Registration Procedures..........................................7
      1.8   Indemnification..................................................8
      1.9   Contribution....................................................10
      1.10  Information by Holder...........................................10
      1.11  Rule 144 Reporting..............................................10
      1.12  Transfer of Registration Rights ................................11
      1.13  Termination of Registration Rights .............................11

2.    Rights of First Refusal; Right of Co-Sale ............................11

      2.1   Right of First Refusal on Company Issuances.....................11
      2.2   Right of First Refusal on Sales by Stockholders.................13
      2.3   Right of Co-Sale................................................14
      2.4   Termination.....................................................15

3.    Repurchase Right......................................................15

      3.1   The Company's Right.............................................15
      3.2   Exercise of Repurchase Right ...................................15
      3.3   Payment for Shares and Return of Shares.........................16
      3.4   Assignment of Repurchase Right .................................16
      3.5   Repurchase Price................................................16
      3.6   Effect of Repurchase............................................16
      3.7   Termination.....................................................16

4.    Drag-Along Agreement..................................................16

5.    Information Rights....................................................17

      5.1   Financial Information...........................................17
      5.2   Additional Information..........................................17
      5.3   Assignment of Rights to Financial Information...................18
      5.4   Termination of Financial Information Rights.....................18

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE
6.    General...............................................................18

      6.1   Waivers and Amendments..........................................18
      6.2   Governing Law...................................................18
      6.3   Successors and Assigns..........................................18
      6.4   Entire Agreement................................................19
      6.5   Notices, etc....................................................19
      6.6   Severability....................................................19
      6.7   Titles and Subtitles............................................19
      6.8   Counterparts....................................................19


                                     -ii-